UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) October 24, 2022

TAUTACHROME, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-141907	84-2340972
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1846 E. Innovation Park Drive, Oro Valley, Arizona	85755
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Today, aiming to streamline its business and speed up the Company’s development and commercialization of both its technology and its intellectual property (patents), the Company created a new office of Chief Technology Officer (CTO). Dr. Jon N Leonard has accepted appointment as the new CTO to head this office, and has resigned his position as CEO of the Company.

David LaMountain, currently our Chief Operations Officer, today was appointed, and has accepted, the job of the Company’s CEO.

In addition, two days ago, on October 24, 2022 Tautachrome filed a Certificate of Amendment with the State of Delaware amending its Certificate of Incorporation to authorize an increase of the Company’s common stock ceiling from the current ceiling of 6.4 billion shares to the new ceiling of 7 billion shares. This Certificate of Amendment is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

99.1	Certificate of Amendment
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAUTACHROME, INC.

Date: October 26, 2022	By:	/s/ David LaMountain
David LaMountain
CEO

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